CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement of our report dated February 21, 1997, included in Kinder Morgan Energy partners, L.P.'s annual Report on Form 10-K for the year ended December 31, 1996, and to all references to our firm included in this Registration Statement.

                                                   ARTHUR ANDERSON LLP




Houston, Texas
April 25, 1997